Exhibit 99.1

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CONTACTS: Media Courtney Boone Director External Communications T - (412) 433-6791 E - caboone@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE
UNITED STATES STEEL CORPORATION REPORTS 2015 THIRD QUARTER RESULTS

•	Net loss of $173 million, or $1.18 per diluted share-
Adjusted net loss of $103 million, or $0.70 per diluted share

•	Adjusted EBITDA of $85 million

•	Full-year Adjusted EBITDA guidance of approximately $225 million

•	Full-year 2015 Carnegie Way benefits increased to $715 million

•	Third quarter operating cash flow of $93 million; first nine months operating cash flow of $308 million

•	Total liquidity of $2.9 billion, including $1.2 billion of cash

PITTSBURGH, November 3, 2015 – United States Steel Corporation (NYSE: X) reported a third quarter 2015 net loss of $173 million, or $1.18 per diluted share, which included a $53 million, or $0.36 per diluted share, loss on the previously announced shutdown of the blast furnace and associated steelmaking operations, along with most of the flat-rolled finishing operations at Fairfield Works, and does not include the slab and rounds casters and the #5 coating line (Fairfield Flat-Rolled Operations); a charge of $10 million, or $0.07 per diluted share, for a pension obligation related to U. S. Steel Canada Inc. (USSC); and a net loss of $7 million, or $0.05 per diluted share, for non-cash restructuring and other charges. This compared to a third quarter 2014 net loss

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of $207 million, or $1.42 per diluted share, and a second quarter 2015 net loss of $261 million, or $1.79 per diluted share.
For a description of the non-generally accepted accounting principles (non-GAAP) measures and a reconciliation to net earnings (loss) attributable to U. S. Steel and earnings (loss) before interest and income taxes (EBIT) see the Non-GAAP Financial Measures section.

Earnings Highlights

(Dollars in millions, except per share amounts)	3Q 2015	2Q 2015	3Q 2014
Net Sales	$2,830	$2,900	$4,587
Segment (loss) earnings before interest and income taxes (EBIT)
Flat-Rolled	$(18)	$(64)	$347
U. S. Steel Europe	18	20	29
Tubular	(50)	(66)	69
Other Businesses	10	6	34
Total Segment EBIT	$(40)	$(104)	$479
Postretirement benefit expense	(11)	(14)	(26)
Other items not allocated to segments	(119)	(274)	(594)
EBIT	$(170)	$(392)	$(141)
Net interest and other financial costs	53	55	60
Income tax (benefit) provision	(50)	(186)	6
Net loss attributable to United States Steel Corporation	$(173)	$(261)	$(207)
-Loss per basic and diluted share	$(1.18)	$(1.79)	$(1.42)

Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA)	$85	$20	$611

Commenting on results, U. S. Steel President and Chief Executive Officer Mario Longhi said, “Total segment EBIT improved as compared to the second quarter as we continued to take action to address our cost structure. We remain focused on our Carnegie Way transformation efforts to weather the continued difficult market environment. These efforts will better position our Company to generate stronger operating margins and respond to changing market conditions."
Segment loss before interest and income taxes was $40 million, or $10 per ton, for the third quarter of 2015 compared to segment loss before interest and income taxes of $104 million, or $27 per ton, in the second quarter of 2015 and segment earnings before interest and income taxes of $479 million, or $94 per ton, in the third quarter of 2014.

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For the third quarter 2015, we recorded a tax benefit of $50 million on our pre-tax loss of $223 million. The tax provision includes a benefit for percentage depletion in excess of cost depletion.
Despite the significantly challenging market conditions, we maintained positive operating cash flow of $308 million for the nine months ended September 30, 2015. As of September 30, U. S. Steel had $1.2 billion of cash and $2.9 billion of total liquidity.
Segment Analysis
Third quarter results for our Flat-Rolled segment improved as compared to the second quarter. Our actions to reduce operating costs in alignment with our low utilization levels, combined with increasing Carnegie Way benefits enabled us to mitigate the effect of continued lower average realized prices, which declined during the third quarter by approximately $20 per ton. Additionally, we realized improved results in our mining operations primarily due to reduced spending and increased pellet sales. Imported flat-rolled products, much of which we believe are dumped and/or subsidized, remained excessively high in the third quarter, causing further damage to the domestic market. Based on preliminary statistics, imported sheet products still averaged more than one million tons per month in the third quarter and not only continued to erode our market share, but also placed downward pressure on both our spot and our contract prices.
    Our European segment continued to provide positive results that were comparable with the second quarter. A slight decrease in shipments and average realized euro-based prices resulting from increased imports were offset by lower spending and increasing benefits from our Carnegie Way efforts.
Third quarter results for our Tubular segment improved as compared to the second quarter largely as a result of a continued focus on reducing operating costs and maintaining our Carnegie Way efforts which more than offset unfavorable commercial conditions. Shipments and average realized prices continue to be adversely impacted by reduced drilling activity caused by low energy prices and the high levels of tubular imports, much of which we believe are unfairly traded.
2015 Outlook
Commenting on U. S. Steel's outlook for 2015, Longhi said, "We remain committed to the execution of our long-term strategy. We continue to focus on the factors that we can control and are making excellent progress on our Carnegie Way transformation efforts."
Commercial markets are not improving as we had anticipated for the second half of 2015. Steel selling prices reversed direction as excessively high levels of imports, much of which we believe are unfairly traded, and a significant decline in steel scrap prices caused spot prices to reach new lows for the year. High import levels

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also had a negative impact on the rebalancing of supply chain inventories, decreasing customer order rates in the second half of the year. The market for oil country tubular goods has continued to deteriorate, impacting results in both our Flat-Rolled and Tubular segments. Based on these factors, we expect significantly lower shipments and average realized prices than we previously projected for full-year 2015. Our cost reduction efforts and increasing Carnegie Way benefits are not yet able to fully mitigate the unfavorable commercial impacts and we now expect our full-year adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) to be approximately $225 million.
*****
We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and Adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors.
A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
The company will conduct a conference call on third quarter earnings on Wednesday, November 4, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on “Current Information” under the “Investors” section.
For more information on U. S. Steel, visit our website at www.ussteel.com.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” and “Supplementary Data - Disclosures About Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2014, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

-oOo-
2015-039

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UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended			Nine Months Ended
	Sept. 30	June 30	Sept. 30	September 30,
(Dollars in millions, except per share amounts)	2015	2015	2014	2015	2014
NET SALES	$2,830	$2,900	$4,587	$9,002	$13,435

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,654	2,792	3,848	8,512	11,983
Selling, general and administrative expenses	99	107	125	308	406
Depreciation, depletion and amortization	136	138	158	418	489
Earnings from investees	(6)	(17)	(50)	(29)	(103)
Losses associated with U. S. Steel Canada Inc.	16	255	413	271	413
Restructuring and other charges	103	19	236	275	254
Net gain on disposal of assets	(1)	(1)	(2)	(2)	(23)
Other income, net	(1)	(1)	—	(2)	—

Total operating expenses	3,000	3,292	4,728	9,751	13,419

(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES (EBIT)	(170)	(392)	(141)	(749)	16
Net interest and other financial costs	53	55	60	170	193

LOSS BEFORE INCOME TAXES	(223)	(447)	(201)	(919)	(177)
Income tax (benefit) provision	(50)	(186)	6	(410)	(4)

Net loss	(173)	(261)	(207)	(509)	(173)
Less: Net loss attributable to the
noncontrolling interests	—	—	—	—	—
NET LOSS ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$(173)	$(261)	$(207)	$(509)	$(173)

COMMON STOCK DATA:

Net loss per share attributable to
United States Steel Corporation stockholders:
Basic	$(1.18)	$(1.79)	$(1.42)	$(3.49)	$(1.19)
Diluted	$(1.18)	$(1.79)	$(1.42)	$(3.49)	$(1.19)

Weighted average shares, in thousands
Basic	146,324	145,962	145,348	146,008	144,999
Diluted	146,324	145,962	145,348	146,008	144,999

Dividends paid per common share	$0.05	$0.05	$0.05	$0.15	$0.15

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UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Nine Months Ended
	September 30,
(Dollars in millions)	2015	2014
Cash provided by (used in) operating activities:
Net loss	$(509)	$(173)
Depreciation, depletion and amortization	418	489
Losses associated with U. S. Steel Canada Inc.	271	413
Restructuring and other charges	275	254
Pensions and other postretirement benefits	(33)	(266)
Deferred income taxes	(385)	6
Net gain on disposal of assets	(2)	(23)
Working capital changes	361	337
Income taxes receivable/payable	7	167
Other operating activities	(95)	43
Total	308	1,247

Cash (used in) provided by investing activities:
Capital expenditures	(409)	(282)
Acquisitions	(25)	—
Disposal of assets	2	28
Other investing activities	6	20
Total	(426)	(234)

Cash (used in) provided by financing activities:
Repayment of long-term debt	(18)	(323)
Receipts from exercise of stock options	1	10
Dividends paid	(22)	(22)
Total	(39)	(335)

Effect of exchange rate changes on cash	(32)	(25)

Net (decrease) increase in cash and cash equivalents	(189)	653
Cash and cash equivalents at beginning of the year	1,354	604

Cash and cash equivalents at end of the period	$1,165	$1,257

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Sept. 30	Dec. 31
(Dollars in millions)	2015	2014
Cash and cash equivalents	$1,165	$1,354
Receivables, net	1,335	1,942
Inventories	2,435	2,496
Other current assets	450	639
Total current assets	5,385	6,431
Property, plant and equipment, net	4,415	4,574
Investments and long-term receivables, net	657	939
Intangible assets, net	198	204
Other assets	536	166

Total assets	$11,191	$12,314

Accounts payable	$1,881	$2,001
Payroll and benefits payable	919	1,003
Short-term debt and current maturities of long-term debt	362	378
Other current liabilities	171	187
Total current liabilities	3,333	3,569
Long-term debt, less unamortized discount	3,127	3,120
Employee benefits	1,156	1,117
Other long-term liabilities	403	708
United States Steel Corporation stockholders' equity	3,171	3,799
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$11,191	$12,314

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

We present EBITDA, adjusted EBITDA, adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share, which are non-GAAP measures, as an additional measurement to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors. EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA and adjusted net earnings (loss) are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended
	Sept. 30	June 30	Sept. 30
(Dollars in millions)	2015	2015	2014
Reconciliation to (loss) earnings before interest and income taxes (EBIT)
Adjusted EBITDA	$85	$20	$611
Losses associated with U. S. Steel Canada Inc.	(16)	(255)	(413)
Restructuring and other charges (a)	(12)	(19)	(236)
Loss on shutdown of Fairfield Flat-Rolled Operations	(91)	—	—
Gain on sale of real estate assets	—	—	55
EBITDA	(34)	(254)	17
Depreciation, depletion and amortization expense	(136)	(138)	(158)
EBIT, as reported	$(170)	$(392)	$(141)
(a) Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS

	Quarter Ended
	Sept. 30	June 30	Sept. 30
(Dollars in millions, except per share amounts)	2015	2015	2014
Reconciliation to net loss attributable to United States Steel Corporation
Adjusted net (loss) earnings attributable to United States Steel Corporation	$(103)	$(115)	$325
Losses associated with U. S. Steel Canada Inc.	(10)	(136)	(384)
Restructuring and other charges (a)	(7)	(10)	—
Loss on shutdown of Fairfield Flat-Rolled Operations	(53)	—	—
Impairment of carbon alloy facilities	—	—	(163)
Write-off of pre-engineering costs at Keetac	—	—	(30)
Gain on sale of real estate assets	—	—	45
Total Adjustments	(70)	(146)	(532)
Net loss attributable to United States Steel Corporation, as reported	$(173)	$(261)	$(207)

Reconciliation to diluted net loss per share
Adjusted diluted net (loss) earnings per share	$(0.70)	$(0.79)	$2.16
Losses associated with U. S. Steel Canada Inc.	(0.07)	(0.93)	(2.54)
Restructuring and other charges (a)	(0.05)	(0.07)	—
Loss on shutdown of Fairfield Flat-Rolled Operations	(0.36)	—	—
Impairment of carbon alloy facilities	—	—	(1.08)
Write-off of pre-engineering costs at Keetac	—	—	(0.21)
Gain on sale of real estate assets	—	—	0.30
Additional dilutive effects of securities	—	—	(0.05)
Total adjustments	(0.48)	(1.00)	(3.58)
Diluted net loss per share, as reported	$(1.18)	$(1.79)	$(1.42)
(a) Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Nine Months Ended
	Sept. 30	June 30	Sept. 30	September 30,
(Dollars in millions)	2015	2015	2014	2015		2014
SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES (EBIT)
Flat-Rolled	$(18)	$(64)	$347	$(149)		$462
U. S. Steel Europe	18	20	29	75		99
Tubular	(50)	(66)	69	(115)		140
Other Businesses	10	6	34	24		64

Total Segment EBIT	(40)	(104)	479	(165)		765
Postretirement benefit expense	(11)	(14)	(26)	(38)		(90)
Other items not allocated to segments:
Losses associated with U. S. Steel Canada Inc.	(16)	(255)	(413)	(271)		(413)
Restructuring and other charges	(12)	(19)	—	(31)		—
Loss on shutdown of Fairfield Flat-Rolled Operations	(91)	—	—	(91)		—
Loss on shutdown of coke production facilities	—	—	—	(153)		—
Impairment of carbon alloy facilities	—	—	(199)	—		(199)
Write-off of pre-engineering costs at Keetac	—	—	(37)	—		(37)
Gain on sale of real estate assets	—	—	55	—		55
Litigation reserves	—	—	—	—		(70)
Loss on assets held for sale	—	—	—	—		(14)
Curtailment gain	—	—	—	—		19

EBIT	$(170)	$(392)	$(141)	$(749)		$16

CAPITAL EXPENDITURES
Flat-Rolled	$63	$56	$56	$251		$158
U. S. Steel Europe	33	24	23	78		58
Tubular	35	24	13	75		60
Other Businesses	2	—	4	5		6

Total	$133	$104	$96	$409	(a)	$282	(a)
(a) Excludes the non-cash(decrease) increase in accrued capital expenditures of $(6) million and $46 million for the nine months ended September 30, 2015, and 2014, respectively.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Nine Months Ended
	Sept. 30	June 30	Sept. 30	September 30,
	2015	2015	2014	2015	2014
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	674	695	777	712	771
Flat-Rolled U.S. Facilities ($/net ton) (b)	674	695	786	712	783
U. S. Steel Europe ($/net ton)	516	533	671	527	691
U. S. Steel Europe (euro/net ton)	464	483	506	473	510
Tubular ($/net ton)	1,264	1,651	1,567	1,516	1,508
Steel Shipments (thousands of net tons): (a)
Flat-Rolled	2,676	2,712	3,692	8,005	10,893
Flat-Rolled U.S. Facilities (b)	2,676	2,712	3,240	8,005	9,361
U. S. Steel Europe	1,020	1,091	987	3,375	3,071
Tubular	154	92	428	465	1,296
Total Steel Shipments	3,850	3,895	5,107	11,845	15,260

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	137	96	439	381	1,331
U. S. Steel Europe to Flat-Rolled	—	—	—	—	75
Raw Steel Production (thousands of net tons):
Flat-Rolled	3,240	2,808	4,675	8,916	13,298
Flat-Rolled U.S. Facilities (b)	3,240	2,808	4,133	8,916	11,554
U. S. Steel Europe	1,133	1,200	1,111	3,615	3,475
Raw Steel Capability Utilization: (c)
Flat-Rolled	66%	58%	86%	61%	81%
Flat-Rolled U.S. Facilities (d)	66%	58%	85%	61%	80%
U. S. Steel Europe	90%	96%	88%	97%	93%
(a) Excludes intersegment shipments.
(b) Excludes U. S. Steel Canada Inc. for all periods presented.
(c) Based on annual raw steel production capability of 19.4 million net tons for Flat-Rolled and 5.0 million net tons for
U. S. Steel Europe. Prior to the CCAA filing and deconsolidation of U. S. Steel Canada Inc. on September 16, 2014, annual raw steel production capability for Flat-Rolled was 22.0 million net tons.
(d) AISI capability utilization rates include our U.S. facilities (Gary Works, Great Lakes Works, Mon Valley Works, Granite City Works and Fairfield Works).

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